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                                                              Exhibit 23(d)15(d)
                                                                 High Yield Bond

John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

     [LOGO] John Hancock(R)
            Financial Services

                                              July 1, 2003

Wellington Management Company, LLP
28 State Street
Boston, MA 02109

Attn: Katy D. Burke
      Assistant Vice President

Re: High Yield Bond Fund (formerly known as "High Yield Portfolio")
    Sub-Investment Management Agreement
    dated as of April 20, 1998 and as amended

Dear Ms. Burke:

     This letter will memorialize our mutual agreement to amend the captioned by revising Schedule I to such agreement, effective as of July 1, 2003, to adjust the current fee schedule for the High Yield Bond Fund. Attached is a revised copy of Schedule I which decreases the fee to 40 basis points on all Net Assets. Please substitute copies of the attached Schedule I for the old copies of
Schedule I in your files.

     Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to these amendments, by signing and returning the duplicate of this letter. Thank you.

JOHN HANCOCK                                 JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                       SERIES TRUST I


By: /s/ Michele G. Van Leer                  By: /s/ Michele G. Van Leer
    ---------------------------                  -------------------------------
Michele G. Van Leer                          Michele G. Van Leer
Senior Vice President                        Chairman and Trustee

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Received and agreed to:
Wellington Management Company, LLP


By: /s/ Duncan McFarland
    ---------------------------
Name: Duncan McFarland
Title: Chairman and CE

                                   SCHEDULE I
                              (As of July 1, 2003)

                                      Fees

High Yield Bond Fund:

Current Net Assets Under Management             Sub-Advisory Fee
-----------------------------------             ----------------
All assets                                      40 basis points per annum

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